UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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☐	Definitive Proxy Statement
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☒	Soliciting Material Under Section 240.14a-12

Atheros Communications, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Atheros Communications, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Atheros Communications, Inc.

Commission File No.: 0-50534

To the Atheros Team,

I am excited to report that, as announced early this morning, Atheros has signed a definitive agreement to be acquired by Qualcomm in an all cash transaction for $45 per share of Atheros stock. This acquisition, approved by both companies’ Boards of Directors, represents an exceptional opportunity for the customers and employees of both Qualcomm and Atheros. With complementary technologies and customer channels, a common market focus and shared vision, we believe this combination will significantly accelerate the achievement of our long term goals.

As the pioneer of CDMA technology, Qualcomm is the world’s largest fabless semiconductor company, with over 17,000 employees, fiscal 2010 revenues of almost $11 billion and a market capitalization in excess of $80 billion. Its product portfolio includes leadership in the major 3G and 4G cellular technologies, multi-core application processors, multimedia processors, 3D graphics, femtocells and display technologies.

By bringing together a leading provider of mobile chipsets and WAN technology with a leading provider of LAN connectivity, our combined portfolio will better serve a broader customer base with more complete platform offerings. Our combined products and channels will enable connected platforms with even greater differentiation, integration, and performance. Together we can truly deliver a user experience that allows consumers to connect anywhere, anytime and to virtually anything. Our combined scale will increase our ability to quickly deliver products in higher volumes and at price points that enable our customers to aggressively introduce new and innovative products.

We will be holding an All Hands meeting today at 11am PT on the 2nd Floor of our San Jose headquarters to introduce you to Dr. Paul Jacobs, Chairman of the Board and CEO of Qualcomm, and Steve Mollenkopf, Executive Vice President and Group President of Qualcomm, and to provide additional information about the announcement, our shared vision for our combined futures and plans for our integration. Additionally, we will have separate conference calls for those of you located internationally. There will be a call for our Asia locations which will start at 10am, local time Thursday in Shanghai and Taiwan (11am in Japan), and a second call at 10am local time Thursday in India. In a separate email, Ed Martin will provide call in numbers for those who are remote.

A conference call to discuss this transaction with Wall Street analysts is scheduled for 5:30am PT this morning and will be accessible to the public live, and as a replay following the call, from the Investor Relations section of Atheros.com.

This is a very exciting day for Atheros as we take our next big step forward in building our business. I look forward to seeing you at the All Hands in San Jose at 11am PT and talking with some of our international teams Thursday your time.

Craig

Additional Information and Where to Find It

Atheros will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger with T Merger Sub, Inc. (the “Merger”), pursuant to which Atheros would be the surviving corporation and become a wholly owned subsidiary of Qualcomm. Investors and stockholders are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information regarding Qualcomm, Atheros, the proposed Merger, the persons soliciting proxies in connection with the proposed Merger on behalf of Atheros and the interests of those persons in the proposed Merger and related matters. Atheros intends to mail the proxy statement to its stockholders as soon as practicable. Investors and stockholders will be able to obtain a copy of the proxy statement (when available) and other documents filed by Atheros with the SEC free of charge at the Web site maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by Atheros are available free of charge by contacting Atheros Investor Relations (David Allen, 408-830-5762).

Participants in Solicitation

Atheros, and its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies from the Atheros stockholders in connection with the proposed Merger and related items. Information regarding the directors and executive officers of Atheros and their ownership of Atheros stock is set forth in Atheros’ proxy statement for Atheros’ 2010 annual meeting of stockholders, which was filed with the SEC on April 7, 2010. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, and a description of their direct and indirect interests in the proposed transaction, which may differ from the interests of Atheros stockholders generally, will be set forth in the proxy statement to be filed in connection with the proposed Merger. Investors may obtain additional information regarding the interests of those participants by reading the proxy statement when it becomes available.

Note on Forward-Looking Statements

Certain statements in this communication including, but not limited to, statements regarding the expected benefits of the transaction; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; and any statements of assumptions underlying any of the foregoing, are forward-looking statements within the meaning of the Private Securities Reform Act of 1995 that are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, the risk that we will not realize the anticipated benefits of the proposed merger; that the merger will not be consummated; failure to receive regulatory approval for the acquisition; failure to obtain the approval of the Atheros stockholders; risks associated with acquisitions generally, including the ability to successfully integrate technologies, employees and operations; diversion of management’s attention and retaining key employees; and other risks detailed from time to time in the reports Atheros files with the Securities and Exchange Commission including Atheros’ Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarter ended September 30, 2010. Copies of reports Atheros filed with the SEC are posted on its Web site and are available from Atheros without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, Atheros disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.